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                                                                  Exhibit 10.21

                                PROMISSORY NOTE

                                 DEFINED TERMS

EXECUTION DATE:  As of November 25, 1998

CITY AND STATE OF SIGNING:  Arlington, Virginia

LOAN AMOUNT:  $21,500,000.00

INTEREST RATE:  6.8% per annum

BORROWER:  Arlington Square Limited Partnership, a Virginia limited Partnership

BORROWER'S ADDRESS:        c/o The Washington Corporation
                           4650 East-West Highway, Suite 251
                           Bethesda, MD 20814
                           Attention: William N. Demas

HOLDER:  Metropolitan Life Insurance Company, a New York corporation

HOLDER'S ADDRESS:          Metropolitan Life Insurance Company
                           200 Park Avenue, 12th Floor
                           New York, New York 10166
                           Attention: Senior Vice-President
                                       Real Estate Investments

                  and:     Metropolitan Life Insurance Company
                           One Madison Avenue
                           New York, New York 10010-3690
                           Attention: Vice-President and Investment Counsel
                                       Real Estate Investments

MATURITY DATE:  December 1, 2010


INTEREST ONLY PERIOD:  The period
from the Advance Date and ending
on the last day of the month in
which the Advance Date occurs.

MONTHLY INSTALLMENT:  Equal monthly
installments of principal and
interest at the Interest Rate each
in the amount of $147,057.86.

The Monthly Installment is based
upon an amortization period of 26
years.


ADVANCE DATE:  The date funds are disbursed
Borrower.

PRINCIPAL AND INTEREST INSTALLMENT DATE:
The first day of the second calendar month following the Advance Date.


PERMITTED PREPAYMENT PERIOD: During the 90 day period prior to the Maturity Date, Borrower may prepay the Loan without a Prepayment Fee on 30 days' prior written notice to Holder. In addition, commencing on the first day of the 72nd month following the month in which the Advance Date occurs, Borrower may prepay the Loan with a Prepayment Fee on 60 days' prior written notice to Holder.


LIABLE PARTIES:  The Washington Corporation

ADDRESSES OF LIABLE PARTIES:  4650 East-West Highway, Suite 251
                              Bethesda, MD 20814



LATE CHARGE: An amount equal to four cents ($.04) for each dollar that is overdue.

DEFAULT RATE: The lesser of (i) an annual rate equal to the Interest Rate plus four percent (40%), and (ii) the highest rate permitted under applicable law.

NOTE: This Promissory Note, together with all extensions, renewals, amendments, modifications and restatements hereof.

DEED OF TRUST: Deed of Trust, Security Agreement and Fixture Filing dated as of the Execution Date granted by Borrower to secure repayment of the Note together with all extensions, renewals, modifications, amendments and restatements thereof.

LOAN DOCUMENTS: This Note, the Deed of Trust and any other documents related to this Note and/or the Deed of Trust and all renewals, amendments, modifications, restatements and extensions of these documents.

GUARANTY: Guaranty Agreement dated as of the Execution Date and executed by Liable Parties in favor of Holder, together with all renewals, amendments, modifications and restatements thereof.

UNSECURED INDEMNITY AGREEMENT: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Borrower and Liable Parties in favor of Holder, together with all renewals, amendments, modifications and restatements thereof. The Unsecured Indemnity Agreement and Guaranty are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents.

PROPERTY:  The property defined as such in the Deed of Trust.

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          FOR VALUE RECEIVED, Borrower promises to pay to the order of Holder at Holder's Address or such other place as Holder may from time to time designate, the Loan Amount with interest payable in the manner described below, in money of the United States of America that at the time of payment shall be legal tender for payment of all obligations.

          Capitalized terms which are not defined in this Note shall have the meanings set forth in the Deed of Trust.

          1. PAYMENT OF PRINCIPAL AND INTEREST. Principal and interest under this Note shall be payable as follows:

                  (a) Interest on the funded portion of the Loan Amount shall accrue from the Advance Date at the Interest Rate and shall be paid on the first day of the first calendar month following the Advance Date;

                  (b) Commencing on the Principal and Interest Installment Date and continuing on the first day of each calendar month thereafter, to and including the first day of the calendar month immediately preceding the Maturity Date, Borrower shall pay the Monthly Installment; and

                  (c) On the Maturity Date, a final payment in the aggregate amount of the unpaid principal sum evidenced by this Note, all accrued and unpaid interest, and all other sums evidenced by this Note or secured by the Deed of Trust and/or any other Loan Documents as well as any additional advances under the Deed of Trust that may be made to or on behalf of Borrower by Holder following the Advance Date (collectively, the "AGGREGATE INDEBTEDNESS"), shall become immediately payable in full.

       Borrower acknowledges and agrees that a substantial portion of the original Loan Amount shall be outstanding and due on the Maturity Date.

       Interest shall be calculated on the basis of a thirty (30) day month and a three hundred sixty (360) day year, except that (i) if the Advance Date occurs on a date other than the first day of a calendar month, interest payable for the period commencing on the Advance Date and ending on the last day of the month in which the Advance Date occurs shall be calculated on the basis of the actual number of days elapsed over a 365 day or 366 day year, as applicable, and (ii) if the Maturity Date occurs on a date other than the last day of the month, interest payable for the period commencing on the first day of the month in which the Maturity Date occurs and ending on the Maturity Date shall be calculated on the basis of the actual number of days elapsed over a 365 day or 366 day year, as applicable.

         2. APPLICATION OF PAYMENTS. At the election of Holder, and to the extent permitted by law, all payments shall be applied in the order selected by Holder to any expenses, prepayment fees, late charges, escrow deposits and other sums due and payable under the Loan Documents, and to unpaid interest at the Interest Rate or at the Default Rate, as applicable. The balance of any payments shall be applied to reduce the then unpaid Loan Amount.

         3. SECURITY. The covenants of the Deed of Trust are incorporated by reference into this Note. This Note shall evidence, and the Deed of Trust shall secure the Aggregate Indebtedness.

         4. LATE CHARGE. If any payment of interest, any payment of a Monthly Installment or any payment of a required escrow deposit is not paid within 7 days of the due date, Holder shall have the option to charge Borrower the Late Charge. The Late Charge is for the purpose of defraying the expenses incurred in connection with handling and processing delinquent payments and is payable in addition to any other remedy Holder may have. Unpaid Late Charges shall become part of the Aggregate Indebtedness and shall be added to any subsequent payments due under the Loan Documents.

         5. ACCELERATION UPON DEFAULT. At the option of Holder, if Borrower fails to pay any sum specified in this Note when due after giving effect to any grace periods, or if an Event of Default occurs, the Aggregate Indebtedness, and all other sums evidenced and/or secured by the Loan Documents, including without limitation any applicable prepayment fees (collectively, the "ACCELERATED LOAN AMOUNT") shall become immediately due and payable.

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         6.  INTEREST UPON DEFAULT.  The Accelerated Loan Amount shall bear interest at the Default Rate which shall never exceed the maximum rate of interest permitted to be contracted for under the laws of the Commonwealth of Virginia. The Default Rate shall commence upon the occurrence of an Event of Default and shall continue until all then-existing Events(s) of Default shall have been cured.

         7. LIMITATION ON INTEREST. The agreements made by Borrower with respect to this Note and the other Loan Documents are expressly limited so that in no event shall the amount of interest received, charged or contracted for by Holder exceed the highest lawful amount of interest permissible under the laws applicable to the Loan. If at any time performance of any provision of this Note or the other Loan Documents results in the highest lawful rate of interest permissible under applicable laws being exceeded, then the amount of interest received, charged or contracted for by Holder shall automatically and without further action by any party be deemed to have been reduced to the highest lawful amount of interest then permissible under applicable laws. If Holder shall ever receive, charge or contract for, as interest, an amount which is unlawful, at Holder's election, the amount of unlawful interest shall be refunded to Borrower (if actually paid) or applied to reduce the then unpaid Loan Amount. To the fullest extent permitted by applicable laws, any amounts contracted for, charged or received under the Loan Documents included for the purpose of determining whether the Interest Rate would exceed the highest lawful rate shall be calculated by allocating and spreading such interest to and over the full stated term of this Note.

         8.  PREPAYMENT.   Borrower shall not have the right to prepay all or
any portion of the Loan Amount at any time during the term of this Note except as expressly set forth in the Defined Terms. If Borrower provides notice of its intention to prepay, the Accelerated Loan Amount shall become due and payable in accordance with the Defined Terms.

         9.  PREPAYMENT FEE.

                  (a) Any tender of payment by Borrower or any other person or entity of the Aggregate Indebtedness, other than as expressly provided in the Loan Documents, shall constitute a prohibited prepayment. If a prepayment of all or any part of the Aggregate Indebtedness is made following (i) an Event of Default and an acceleration of the Maturity Date, (ii) the application of money to the principal of the Loan after a casualty or condemnation, or (iii) in connection with a purchase of the Property or a repayment of the Aggregate Indebtedness at any time before, during or after, a judicial or non-judicial foreclosure or sale of the Property, then to compensate Holder for the loss of the investment, Borrower shall pay an amount equal to the Prepayment Fee (as hereinafter defined).

                  (b) The "PREPAYMENT FEE" shall be the greater of (A) the Prepayment Ratio (as hereinafter defined) multiplied by the difference between
(x) and (y), where (x) is the present value of all remaining payments of principal and interest including the outstanding principal due on the Maturity Date, discounted at the rate which, when compounded monthly, is equivalent to the Treasury Rate compounded semi-annually, and (y) is the amount of the principal then outstanding, or (B) one percent (1%) of the amount of the principal being prepaid.

                  (c) THE "TREASURY RATE" shall be the annualized yield on securities issued by the United States Treasury having a maturity equal to the remaining stated term of the Note, as quoted in the FEDERAL RESERVE STATISTICAL RELEASE [H.15 (519)] under the heading "U.S. Government Securities--Treasury Constant Maturities" for the date on which prepayment is being made. If this rate is not available as of the date of prepayment, the Treasury Rate shall be determined by interpolating between the yield on securities of the next longer and next shorter maturity. If the Treasury Rate is no longer published, Holder shall select a comparable rate. Holder will, upon written request, provide an estimate of the amount of the Prepayment Fee two weeks before the date of the scheduled prepayment.

                  (d) The "PREPAYMENT RATIO" shall be a fraction, the numerator of which shall be the amount of principal being prepaid, and the denominator of which shall be the principal then outstanding.

                  (e) Notwithstanding the foregoing provisions of this SECTION 9, no Prepayment Fee shall be due in connection with a prepayment of all or a portion of the Aggregate Indebtedness occasioned by the exercise by a tenant of the Property which is a governmental instrumentality of its right at law (and without implying any consent by Holder

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to any such contractual right to be contained in an express provision of any present or future lease of the Property) to condemn the Property of any interest therein in connection with or in lieu of a holdover occupancy by such tenant.

                   10. WAIVER OF RIGHT TO PREPAY NOTE WITHOUT PREPAYMENT FEE. Borrower acknowledges that Holder has relied upon the anticipated investment return under this Note in entering into transactions with, and in making commitments to, third parties and that the tender of any prohibited prepayment, shall, to the extent permitted by law, include the Prepayment Fee. Borrower agrees that the Prepayment Fee represents the reasonable estimate of Holder and Borrower of a fair average compensation for the loss that may be sustained by Holder as a result of a prohibited prepayment of the Note and it shall be paid without prejudice to the right of Holder to collect any other amounts provided to be paid under the Loan Documents.

                   BORROWER EXPRESSLY (A) WAIVES ANY RIGHTS IT MAY HAVE UNDER APPLICABLE STATE LAW TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT FEE OR PENALTY, UPON ACCELERATION OF THE MATURITY DATE OF THE NOTE, AND (B) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF THIS NOTE IS MADE, UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THIS NOTE BY HOLDER ON ACCOUNT OF ANY DEFAULT BY BORROWER UNDER ANY LOAN DOCUMENT, INCLUDING BUT NOT LIMITED TO ANY TRANSFER, FURTHER ENCUMBRANCE OR DISPOSITION WHICH IS PROHIBITED OR RESTRICTED BY THE DEED OF TRUST, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY THE PREPAYMENT FEE SPECIFIED IN SECTION 9. BY EXECUTING THIS NOTE, BORROWER AGREES THAT HOLDER'S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION FOR THIS WAIVER AND AGREEMENT.

         11. LIABILITY OF BORROWER. Upon the occurrence of an Event of Default, except as provided in this SECTION 11, Holder will look solely to the Property and the security under the Loan Documents for the repayment of the Loan and will not enforce a deficiency judgment against Borrower. However, nothing contained in this Section 11 shall limit the rights of Holder to proceed against Borrower and the general partner of Borrower and/or the Liable Parties, (i) to enforce any leases entered into by Borrower or its affiliates as tenant, guarantees, or other agreements entered into by Borrower in a capacity other than as borrower or any policies of insurance;
(ii) to recover damages for fraud, material misrepresentation, breach of warranty or waste; (iii) to recover any condemnation proceeds or insurance proceeds or other similar funds which have bow misapplied by Borrower or which, under the terms of the Loan Documents, should have been paid to Holder; (iv) to recover any tenant security deposits, tenant letters of credit or other deposits or fees paid to Borrower that are part of the collateral for the Loan or prepaid rents for a period of more than 30 days which have not been delivered to Holder; (v) to recover Rents and Profits (as defined in the Deed of Trust) received by Borrower after the first day of the month in which an Event of Default and prior to the date Holder acquires title to the Property which have not been applied to the Loan or in accordance with the Loan Documents to operating and maintenance expenses of the Property; (vi) to recover damages, costs and expenses arising from, or in connection with the provisions of the Deed of Trust pertaining to hazardous materials or the Unsecured Indemnity Agreement; (vii) to recover all amounts due and payable pursuant to Sections 11.06 and 11.07 of the Deed of Trust; and/or (viii) to recover damages arising from Borrower's failure to comply with the provisions of the Deed of Trust pertaining to ERISA.

      The limitation of liability set forth in this Section 11 shall not apply and the Loan shall be fully recourse in the event that Borrower commences a voluntary bankruptcy or insolvency proceeding or an involuntary bankruptcy or insolvency proceeding is commenced against Borrower and is not dismissed within ninety (90) days of filing. In addition, this Note shall not waive any rights which Holder would have under any provisions of the Bankruptcy Code to file a claim for the full amount of the Aggregate Indebtedness or to require that the Property shall continue to secure all of the Aggregate Indebtedness.

         12. WAIVER BY BORROWER. Borrower and others who may become liable for the payment of all or any part of this Note and each of them, waive diligence, demand, presentment for payment, notice of nonpayment, protest, notice of dishonor and notice of protest, notice of intent to accelerate and notice of acceleration and specifically consent to and waive notice of any amendments, modifications, renewals or extensions of this Note, including the granting of extension of time for payment, whether made to or in favor of Borrower or any other person or persons.

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         13.  EXERCISE OF RIGHTS.  No single or partial exercise by Holder, or delay or omission in the exercise by Holder, of any right or remedy under the Loan Documents shall waive or limit the exercise of any such right or remedy. Holder shall at all times have the right to proceed against any portion of or interest in the Property in the manner that Holder may deem appropriate, without waiving any other rights or remedies. The release of any party under this Note shall not operate to release any other party which is liable under this Note and/or under the other Loan Documents or under the Guaranty or the Unsecured Indemnity Agreement.

         14. FEES AND EXPENSES. If Borrower defaults under this Note, Borrower shall be personally liable for and shall pay to Holder, in addition to the sums stated above, the costs and expenses of enforcement and collection, including, without limitation, a reasonable sum as an attorney's fee. This obligation is not limited by SECTION 11.

         15. NO AMENDMENTS. This Note may not be modified or amended except in a writing executed by Borrower and Holder. No waivers shall be effective unless they are set forth in a writing signed by the party which is waiving a right. This Note and the other Loan Documents are the final expression of the lending relationship between Borrower and Holder.

         16. GOVERNING LAW. This Note shall in all respects be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Virginia, without regard to conflict of laws principles.

         17. CONSTRUCTION. The words "Borrower and "Holder" shall be deemed to include their respective heirs, representatives, successors and assigns, and shall denote the singular and/or plural, and the masculine and/or feminine, and natural and/or artificial persons as appropriate. The provisions of this Note shall remain in full force and effect notwithstanding any changes in the shareholders, partners or members of Borrower. If more than one party is Borrower, the obligations of each party shall be joint and several. The captions in this Note are inserted only for convenience of reference and do not expand, limit or define the scope or intent of any section of this Note.

         18. NOTICES. All notices, demands, requests and consents permitted or required under this Note shall be given in the manner prescribed in this Deed of Trust.

         19. TIME OF THE ESSENCE. Time shall be of the essence with respect to all of Borrower's obligations under this Note.

         20. SEVERABILITY. If any provision of this Note should be held unenforceable or void, then that provision shall be deemed separable from the remaining provisions and shall not affect the validity of this Note, except that if that provision relates to the payment of interest or principal provided for herein, then Holder may, at its option, declare the Aggregate Indebtedness (together with the Prepayment Fee) immediately due and payable.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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                  IN WITNESS WHEREOF, Borrower has, by its duly authorized
representatives, executed this Note as of the Execution Date.

                                    ARLINGTON SQUARE LIMITED PARTNERSHIP, a
                                    Virginia limited partnership

                                    By: Arlington Square, Inc., a Virginia
                                        corporation, general partner



                                        By: /s/ William N. Demas [SEAL]
                                            ---------------------------
                                            William N. Demas
                                            President

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                                IDENTIFICATION


         This is to certify that this is the Promissory Note described in that certain Deed of Trust, Security Agreement and Fixture Filing, dated as of even date therewith, from the Maker of the Promissory Note to Keith J. Willner, and Scott A. Morehouse, Trustees, conveying certain property (described in said Deed of Trust, Security Agreement and Fixture Filing) situated in the Commonwealth of Virginia, said Deed of Trust, Security Agreement and Fixture Filing having been executed in my presence.

                                 /s/ VERONICA JENKINS
                                 --------------------
                                 Notary Public

My Commission Expires:


-----------------------
[Notarial Seal]


                        VERONICA JENKINS
             NOTARY PUBLIC, DISTRICT OF COLUMBIA
             MY COMMISSION EXPIRES April 30, 2003




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